SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Event Requiring Report: November 28, 2003

eRXSYS, INC.
(Exact name of registrant as specified in its charter)

NEVADA       000-33165       98-0233878
        (State of Incorporation)             (Commission      (IRS Employer
                                                     File Number)                                  Identification #)

18662 MacArthur Blvd., Suite #200-15
Irvine, California 92612
_______________________________
(Address of Principal Executive Offices)

(949) 440-3248
__________________________________________
(Registrant's telephone number, including area code)

Surforama.com, Inc.
18662 MacArthur Blvd., Suite #200-15
Irvine, California 92612
_________________________________
(Registrant's Former Name and Address)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

None

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

None

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

In furtherance of our business plan to establish and operate pharmacies utilizing an exclusive license granted by RTIN Holdings, Inc. ("RTIN") , we exercised an option with RTIN on November 28, 2003 to acquire the exclusive licensing rights for the State of Florida. The License underlying the option grants the exclusive right to exploit a pharmaceutical management system, including patent-pending software and proprietary operating methodologies in the State of Florida. We currently hold a License to exploit this technology in select population centers throughout California, Oregon, Washington and Alaska.

In consideration for exercising this option, we paid RTIN $50,000. The price to exercise the option is applicable towards the purchase price of the license in the event that we complete the purchase of the exclusive licensing rights for the State of Florida. The parties have agreed on a purchase price of $1,947,000. Payment of the purchase price will consist of $947,000 in cash and the issuance of $1,000,000 in eRXSYS equity. Payment of the remaining cash component of the purchase price is as follows:

  $57,000.00 payable within 120 days of the exercise of the option
  $240,000 in a 5% note payable over the initial 12 months period at $20,000 per month
  $600,000 in a 5% note payable over the subsequent 12 month period at $50,000 per month.
  All accrued interest payments are payable in months 25 and 26 in equal installments.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

None

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

None

EXHIBITS

None

ITEM 8. CHANGE IN FISCAL YEAR

None

ITEM 9. REGULATION FD DISCLOSURE

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          eRXSYS, INC.

                          By:
                     /s/ David Parker
                     David Parker
                     Chief Executive Officer

                                                                                                                         Date : December 29, 2003

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